Exhibit 99.1
                                                                  ------------


                 AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

      THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT is made as of October 28, 1999 by and among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "BUYER"), FREELAND & SCHUH, INC., a Florida corporation ("F&S"), SOUTH GATE MOTORS, INC, a Florida corporation ("SOUTH GATE"and sometimes referred to herein as the "SELLER"), FREELAND HOLDINGS, INC., a Florida corporation ("HOLDINGS"), and GEORGE T. FREELAND, BERNARD G. FREELAND, AND CHRISTOPHER G. FREELAND, (individually, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

                         W I T N E S S E T H:
                         - - - - - - - - - -

      WHEREAS, the parties hereto have entered into that certain Asset Purchase Agreement dated July 20, 1999 (the "ORIGINAL ASSET PURCHASE AGREEMENT"); and

      WHEREAS, the Original Asset Purchase Agreement, as the same is amended and restated hereby, is hereafter referred to as this "AGREEMENT"; and

      WHEREAS, F&S is engaged in a Nissan automobile dealership business located at 1229 Airport Rd. North, Naples, FL 34104 (the "F&S BUSINESS"); and

      WHEREAS, South Gate is engaged in Mercedes-Benz, BMW, Honda, Volkswagen, and Nissan automobile dealership businesses located at 13880 South Tamiami Trail, Ft. Myers, FL 33912 (Mercedes-Benz); 7070 Lakes Terrace, Ft. Myers, FL 33912 (Nissan); 13950 South Tamiami Trail, Ft. Myers, FL 33912 (BMW); 14020 South Tamiami Trail, Ft. Myers, FL 33912 (Honda); 3405 Fowler Street, Ft. Myers, FL 33901 (Volkswagen) (the "BUSINESSES" and each, individually, a "BUSINESS"); and

      WHEREAS, the parties hereto have agreed that (a) the Buyer shall not purchase the assets with respect to the F&S Business and, accordingly, that F&S shall no longer be a seller under this Agreement, and (b) the Purchase Price shall be paid to the Seller entirely in cash; and

      WHEREAS, the parties have reached agreement on certain of the Schedules to the Original Asset Purchase Agreement and such Schedules are appended to this Agreement; and

      WHEREAS, the parties hereto wish to amend and restate the Original Asset Purchase Agreement to reflect, among other things, the agreements referred to in the foregoing "Whereas" clauses; and

      WHEREAS, the Seller desires to sell and the Buyer desires to buy, or to cause one or more subsidiaries or affiliates of the Buyer to buy, substantially all of the assets pertaining to the Businesses, subject to the terms and conditions of this Agreement;

      WHEREAS, contemporaneously with the execution and delivery of the Original Asset Purchase Agreement, the Buyer and George T. Freeland, F&S and South Gate entered into Contracts to Purchase and Sell Property whereby the Buyer agreed to purchase the real property, buildings and improvements where the F&S Business and the Businesses are conducted; and

      WHEREAS, the parties hereto have further agreed that the Buyer shall not purchase the real property, buildings and improvements where the F&S Business is conducted, which property is owned by F&S, and that, therefore, the following terms shall have the following meanings in this Agreement: the term "REAL PROPERTY OWNERS" shall mean George T. Freeland and South Gate; the term "REAL PROPERTY PURCHASE AGREEMENTS" shall mean the two Contracts to Purchase and Sell Real Property, each dated July 20, 1999, and as each may be amended on or prior to the Closing hereunder, one of which is between George T. Freeland and the Buyer and the other of which is between South Gate and the Buyer; and the term "REAL PROPERTY" shall mean the real property, buildings and improvements to be sold pursuant to the Real Property Purchase Agreement, and where the Businesses are conducted;

      WHEREAS, concurrently with the execution and delivery of the original Asset Purchase Agreement, the Seller notified the Manufacturers (as defined in
Article I below) of the transactions contemplated by this Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

      1.1 "ASSETS" shall mean: the New Vehicles (as defined in Section 3.1); the Demonstrators (as defined in Section 3.2); the Used Vehicles (as defined in
Section 3.5); the Parts (as defined in Section 4.3); the Miscellaneous Inventories (as defined in Section 5.1); the Work in Progress (as defined in
Section 5.3); the Fixtures and Equipment (as defined in Section 5.4); the MiscellaneousAssets (as defined in Section 5.5); the goodwill of the Businesses; and any other assets and properties of the Seller to be transferred to the Buyer hereunder.

      1.2 "CLOSING DATE" shall mean the date, not later than the Closing Date Deadline (as hereinafter defined), of the closing of the purchase and sale of the Assets (the "CLOSING"), which shall be a date designated by the Buyer not later than fifteen (15) days after receipt by the Buyer of the approvals, and the satisfaction of the other conditions, set forth in Sections 8.8, 8.13, 8.17, and 8.19, or such other date as is mutually agreed upon by the parties hereto. The Closing shall be held

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at the offices of Parker, Poe, Adams & Bernstein, L.L.P., 2500 Charlotte Plaza,
Charlotte, North Carolina, or such other location as mutually agreed by the parties at 9:00 a.m. on the Closing Date. The Closing shall be deemed to be effective as of the opening of business on the Closing Date.

      1.3 "CLOSING DATE DEADLINE" shall mean October 31, 1999; provided, however, if, as of such date, the approvals set forth in Sections 8.13, 8.17 or
8.19 of this Agreement shall not have been obtained, the Buyer or the Seller may elect to extend the Closing Date Deadline for up to an additional thirty (30) days.

      1.4 "INVENTORY DATE" shall mean the close of business on the date of completion of the Inventory (as defined in Section 4.1), which date shall not be more than three (3) days prior to the Closing Date, or such other date prior to the Closing as is mutually agreed by the Seller and the Buyer.

      1.5 "LIABILITIES" shall mean: (a) all obligations of the Seller arising in the ordinary course of business after the Closing Date, and not as a result of any breach or default, under (i) all contracts and leases of the Seller that are set forth on Annex A of Part I of Schedule 2.4 attached hereto, and (ii) all other contracts and leases of the Seller that are entered into in connection with the Businesses in the ordinary course of business at any time after the date hereof and on or prior to the Closing Date, but only if, in the case of both clauses (i) and (ii) above, the Buyer has agreed to assume such contracts and leases pursuant to the Assumption Agreements (as defined in Section 2.4 below); and (b) the Inducement Fee as provided in Section 2.6 below.

      1.6 "MANUFACTURERS" shall mean Mercedes-Benz of North America, Inc., Nissan Motor Corporation, BMW of North America, Inc., American Honda Motor Co., Inc., and Volkswagen of America, Inc.


                                  ARTICLE II

              SALE AND PURCHASE OF THE ASSETS; OTHER AGREEMENTS

      2.1 SALE AND PURCHASE. Upon the terms and subject to the conditions hereinafter set forth, at the Closing, the Seller will sell, transfer and convey the Assets to the Buyer and the Buyer will purchase the Assets from the Seller for the consideration set forth in this Agreement. The sale, transfer and conveyance of the Assets shall be made by the execution and delivery at the Closing of one or more bills of sale from the Seller in a form reasonably satisfactory to the Buyer's counsel (the "BILLS OF SALE") and such other instruments of assignment, transfer and conveyance as the Buyer shall reasonably request. Except to the extent specifically included within the Assets, the Seller will not sell, and the Buyer will not purchase, any other tangible or intangible assets of the Seller including, but not limited to, the assets of the Seller listed on Schedule 2.1 attached hereto.

      2.2 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") to be paid for the Assets shall consist of:

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      (a) the sum of: (i) Twenty-Three Million Two Hundred Fifty Thousand
Dollars ($23,250,000), as the purchase price for the Businesses and the intangible assets included in the Assets (the "BUSINESS AND INTANGIBLE ASSETS PURCHASE PRICE"); (ii) the New Vehicle Purchase Price (as defined in Section 3.1); (iii) the Demonstrator Purchase Price (as defined in Section 3.2); (iv) the Used Vehicle Purchase Price (as defined in Section 3.5); (v) the Parts Purchase Price (as defined in Section 4.4); (vi) the Miscellaneous Inventories Purchase Price (as defined in Section 5.1); (vii) the Work in Progress Purchase Price (as defined in Section 5.3); (viii) the Fixtures and Equipment Purchase Price (as defined in Section 5.4);

                                     LESS

      (b) an amount equal to fifty percent (50%) of the "blue sky" portion of the selling price received by Holdings from the sale of Harbor Nissan in Port Charlotte, Florida ("HARBOR NISSAN"), such "blue sky" portion (the "HARBOR NISSAN BLUE SKY") being (i) the total selling price for the assets or stock of Harbor Nissan less (ii) the sum of (A) the depreciated book value of the tangible assets of Harbor Nissan sold or transferred in such sale, (B) the MAI appraised value of the Harbor Nissan real property sold or transferred in such sale, and (C) the reasonable out-of-pocket fees and expenses of Holdings incurred and paid in such sale.

      (c) The parties acknowledge that the New Vehicle Purchase Price, the Parts Purchase Price and the Miscellaneous Inventories Purchase Price will be based upon information contained in Schedule 3.1 and the Inventory, both of which are to be delivered prior to the Closing Date. The parties also acknowledge that adjustments to those categories of Assets will have to be made to reflect ordinary course increases or decreases in those assets between the time of delivery of such Schedules and the Inventory and the Closing Date, and that the related components of the Purchase Price will have to be adjusted to reflect any such adjustments to those Assets. All of the foregoing adjustments (with appropriate payments by the parties) will be made as promptly as possible after the Closing, the parties hereby agreeing to cooperate with each other in making such adjustments. Each party will use the Purchase Price and Liabilities allocation described in Schedule 2.2 hereto in all reporting to, and all tax returns filed with, the Internal Revenue Service and other state and local taxing authorities.

      2.3 PAYMENT OF PURCHASE PRICE. At the Closing, the Buyer shall deliver to the Seller, by a certified check or a wire transfer to an account designated by the Seller one day prior to the Closing, the entire amount of the Purchase Price less an amount to be held in escrow to cover certain environmental liabilities pursuant to that certain Escrow Agreement dated the date hereof between the Buyer and the Seller.

      2.4 ASSIGNMENT AND ASSUMPTION. At the Closing, the Seller will assign to the Buyer the Liabilities, and the Buyer will assume and agree to perform and discharge the Liabilities, pursuant to separate assignment and assumption agreements with the Seller in a form reasonably acceptable to the Seller's counsel (the "ASSUMPTION AGREEMENTS"). Notwithstanding anything herein to the contrary, except as expressly provided in this Section 2.4 and in the Assumption Agreements, the Buyer does not and will not assume or become liable, or otherwise be responsible,

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
for any obligations or liabilities of the Seller of any kind whatsoever, fixed or contingent, known or unknown, and whether or not any of such liabilities or obligations are the subject matter of any of the representations and warranties of the Seller in this Agreement (collectively, the "RETAINED LIABILITIES"), as a result of the transactions contemplated in this Agreement. The Seller shall retain, and hereby agrees to satisfy and discharge, or otherwise be responsible for, all of the Retained Liabilities, including without limitation the Retained Liabilities set forth on Part II of Schedule 2.4.

      2.5 NON-COMPETITION AGREEMENT. At the Closing, the Seller, Holdings and the Stockholders shall enter into a non-competition agreement with the Buyer substantially in the form of Exhibit A attached hereto (the "NON-COMPETITION AGREEMENT").

      2.6 INDUCEMENT FEE. As an inducement to the Buyer to negotiate and enter into this Agreement and to undertake the further cost and expense of conducting its due diligence investigation and preparing to satisfy its obligations at the Closing, the Seller, hereby agrees to pay to the Buyer not later than December 31, 1999, the sum of $500,000 (the "INDUCEMENT FEE"). The Inducement Fee will be included in the Liabilities and will become an obligation of the Buyer or any other person (including any holder of a right of first refusal, preemptive right or other similar right, with respect to any of the Assets) who acquires, directly or indirectly, the Assets, or any portion thereof, as a result of the execution and delivery by the Seller of this Agreement. The Inducement Fee will be canceled if this Agreement is terminated for any reason other than the exercise of a right of first refusal, preemptive right or other similar right, by any of the Manufacturers an or any person claiming by, through or under any Manufacturer. Subject to the foregoing, the obligation to pay the Inducement Fee shall survive the termination of this Agreement.


                                  ARTICLE III

                 NEW VEHICLES; DEMONSTRATORS AND USED VEHICLES

      3.1 NEW VEHICLES. At the Closing, the Buyer shall purchase all of the Seller's untitled new motor vehicles (meaning current model year vehicles as of the Closing Date, but in any event including all 1999 model year vehicles) in the Seller's stock and unsold by the Seller as of the Closing Date and which are listed on Schedule 3.1 hereto, which schedule the Seller shall deliver to the Buyer not more than three (3) days prior to the Closing (the "NEW VEHICLES"). The purchase price to be paid by the Buyer for each New Vehicle shall be the price at which the New Vehicle was invoiced to the Seller by the respective Manufacturer, as adjusted pursuant to this Article III (the sum of all such amounts to be paid for New Vehicles as determined by this Article III is herein referred to as the "NEW VEHICLE PURCHASE PRICE"). Schedule 3.1 shall set forth the model, invoice cost, and all other information necessary to calculate the New Vehicle Purchase Price with respect to each New Vehicle listed in such
Schedule 3.1. At the Closing, the Seller shall assign to the Buyer, without any additional consideration therefor, by appropriate documents reasonably satisfactory to the Buyer, all unfilled retail orders and deposits made thereon. Any profits or proceeds derived from such unfilled retail orders shall belong to the Buyer.

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
      3.2 DEMONSTRATORS. At the Closing, the Buyer shall purchase all of the Seller's untitled new motor vehicles (meaning current model year vehicles as of the Closing Date, but in any event including all 1999 model year vehicles) in the Seller's stock and unsold by the Seller as of the Closing Date which are used in the ordinary course of business for the purpose of demonstration, and that are listed on Schedule 3.2, which schedule the Seller shall deliver to the Buyer no more than three (3) days prior to the Closing (the "DEMONSTRATORS"). For purposes of this Agreement, any such vehicle with more than 500 miles, but fewer than 6,000 miles, on its odometer shall be deemed a "Demonstrator." Any motor vehicle with more than 6,000 miles on its odometer and any 1998 or prior model year (as of the Closing Date) new motor vehicle shall be deemed to be "used" rather than a "Demonstrator" or "New Vehicle". The purchase price to be paid by the Buyer for each Demonstrator shall be the price at which the Demonstrator was invoiced to the Seller by the respective Manufacturer, as adjusted pursuant to this Article III, and as reduced by an amount equal to ten cents ($.10) multiplied by the total mileage on the odometer (the sum of all such amounts to be paid for Demonstrators hereunder is herein referred to as the "DEMONSTRATOR PURCHASE PRICE"). Schedule 3.2 shall set forth each Demonstrator's model, invoice cost, odometer reading and all other information necessary to calculate the Demonstrator Purchase Price with respect to such Demonstrator.

      3.3 ADJUSTMENT OF NEW VEHICLE AND DEMONSTRATOR PURCHASE PRICE. The purchase price paid for each New Vehicle and each Demonstrator purchased under this Article III shall be: (a) increased by the dealer cost of any equipment and accessories which have been installed in such vehicles; and (b) decreased by the sum of (i) the dealer cost of any equipment and accessories which have been removed from such vehicles, (ii) all paid or unpaid rebates, discounts, holdback for dealer account and other factory incentives (including without limitation rebates applied for and paid but not earned, incentive monies claimed on pre-reported units and carryover allowances on 1998 models which inure to the Seller's benefit), and (iii) refundable advertising allowances, if any.

      3.4 DAMAGED OR REPAIRED NEW VEHICLES AND DEMONSTRATORS. If any New Vehicles or Demonstrators shall have suffered any damage prior to the Closing Date in excess of $300 and which is not reflected on Schedule 3.1 or Schedule 3.2, the Seller shall notify the Buyer in writing on or prior to the Closing Date. In such case, the Seller and the Buyer will attempt in good faith to agree on the amount of the reduction in the purchase price of such vehicle to reflect such condition, which mutually agreed amount in excess of $300 shall be deducted from the price to be paid for such New Vehicle or Demonstrator. In the event such damage exceeds $300 and the Buyer and the Seller cannot agree on the amount of the reduction, the Buyer shall have no obligation to purchase any such damaged New Vehicle or Demonstrator and the Seller shall have no obligation to sell such damaged New Vehicle or Demonstrator. With respect to any New Vehicle or Demonstrator which shall have been damaged and repaired prior to the Closing Date, the Seller and the Buyer will attempt in good faith to agree on an adjustment to the price to reflect the decrease, if any, in the wholesale value of such New Vehicle or Demonstrator resulting from such damage and repair, which mutually agreed amount in excess of $300 shall be deducted from the price to be paid for such New Vehicle or Demonstrator. In the event any such decrease exceeds the amount of $300 and that the Buyer and the Seller cannot agree on such adjustment, the Buyer shall have no obligation to

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
purchase such New Vehicle or Demonstrator and the Seller shall have no obligation to sell such New Vehicle or Demonstrator.

      3.5 USED VEHICLES. The Buyer shall have no obligation to purchase any vehicle from the Seller other than its obligation hereunder to purchase the New Vehicles and the Demonstrators. The Seller and the Buyer shall perform an inventory of the Seller's motor vehicles that are not New Vehicles or Demonstrators as of the Inventory Date (including prior model year new vehicles as of the Closing Date) and, in connection with such inventory, the Seller and the Buyer shall attempt to assign a mutually agreed price to each such vehicle owned by the Seller as of the Closing Date. Any such vehicles as to which the Seller and the Buyer are unable to agree upon a price shall not be purchased by the Buyer, or sold by the Seller, in connection herewith. Any such vehicles as to which the Seller and the Buyer shall agree upon a price are collectively referred to herein as the "USED VEHICLES," and shall be purchased by the Buyer, and sold by the Seller, at the Closing. The aggregate sum of all prices assigned to such Used Vehicles to be purchased by the Buyer pursuant to the terms of this
Section 3.5 shall be referred to herein as the "USED VEHICLE PURCHASE PRICE."


                                  ARTICLE IV

                               PARTS/ACCESSORIES

      4.1 THE INVENTORY. The Buyer and the Seller shall engage a mutually acceptable third party engaged in the business of appraising, valuing and preparing inventories for automobile dealerships (hereinafter referred to as the "INVENTORY SERVICE") to prepare an inventory list (the "INVENTORY") of the parts and accessories, as well as of the Miscellaneous Inventories (as defined in Section 5.1), owned by and either used or held for use by the Seller in the Businesses. The Inventory (insofar as it relates to parts and accessories) shall be posted to the respective Manufacturers' approved system of inventory control. The cost of the Inventory shall be borne 50% by the Buyer and 50% by the Seller. The Buyer shall have the right to deduct the Seller's portion of such expense from the consideration to be paid to the Seller under the terms of this Agreement and to remit such sums directly to the Inventory Service. The Inventory shall be completed by the Inventory Date. The Inventory shall identify each part and accessory and its purchase price.

      4.2 RETURNABLE AND NON-RETURNABLE PARTS AND ACCESSORIES. The Inventory shall classify parts and accessories as "returnable" or "nonreturnable." For purposes of this Agreement, the terms "returnable parts" and "returnable accessories" shall describe and include only those new parts and new accessories for vehicles which are listed (coded) in the latest current Master Parts Price List Suggested List Prices and Dealer Prices, or other applicable similar price lists, of the respective Manufacturer, with supplements or the equivalent in effect as of the Inventory Date (the "MASTER PRICE LIST"), as returnable to the respective Manufacturer at not less than the purchase price reflected in the Master Price List or in the most recent applicable price list. The purchase price for each "returnable part" and "returnable accessory" will be the price listed in the Master Price List. All parts and accessories listed (coded) in the Master Price List as non-returnable to the respective Manufacturer shall be classified as "nonreturnable." The purchase price for each "nonreturnable"

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
part and accessory, of which type the Seller has made no sales during the ninety
(90) day period prior to the Inventory Date, shall be sixty percent (60%) of the price listed therefor in the Master Price List. The purchase price for each "nonreturnable" part and accessory, of which type the Seller has made retail sales to one or more customers during the ninety (90) day period prior to the Inventory Date, shall be one hundred percent (100%) of the price therefor listed in the Master Price List. Notwithstanding the foregoing, as to any current non-returnable part carried on the Seller's books at less than $5.00, not to exceed an aggregate total of $ 100,000 for all such parts carried on the Seller's books, the purchase price therefor shall be one hundred percent (100%) of the price therefor listed on the Master Price List. The purchase price for all "Jobber" and/or "NPN" parts shall be equal to the Seller's original cost of such parts. The purchase price for all nuts, bolts and any other parts not addressed in this Section 4.2 shall equal the value thereof as determined by the Inventory Service.

      4.3 PARTS. At the Closing, the Buyer shall purchase all parts and accessories owned by the Seller at the Closing Date and listed on the Inventory (the "PARTS") provided, however, that the Buyer shall not be obligated to purchase any damaged parts or accessories, parts and accessories with component parts missing, superseded or obsolete parts or accessories, or used parts or accessories. The Seller agrees that if parts and accessories that the Buyer is not obligated to purchase hereunder are not removed from the Real Property within thirty (30) days after the Closing Date, they shall become the property of the Buyer without the payment of any consideration in addition to the consideration otherwise provided herein. The Buyer agrees to provide access to the Seller for the purpose of removing such property during such thirty (30) day period.

      4.4 PARTS PURCHASE PRICE. The purchase price for the Parts will equal the value of such items shown on the Inventory, subject to the provisions of Section
4.2 above (the "PARTS PURCHASE PRICE").

      4.5 PARTS RETURN PRIVILEGES. The Seller shall assign to the Buyer at Closing any net parts return privileges under the respective Manufacturers' Parts Return Plans that may have accrued to the Seller prior to the Closing (and any other special parts return authorizations which may have been granted to the Seller by respective Manufacturers).


                                   ARTICLE V

             MISCELLANEOUS INVENTORIES; WORK IN PROGRESS; FIXTURES
                                 AND EQUIPMENT

      5.1 MISCELLANEOUS INVENTORIES. At the Closing, the Buyer shall purchase all useable gas, oil and grease, all undercoat material and body materials in unopened cans and such other miscellaneous useable and saleable articles in unbroken lots (including office supplies) which (i) are on the Seller's dealership premises, (ii) are owned by the Seller on the Closing Date, (iii) do not represent more than a sixty (60) day supply of any particular item(s), and
(iv) are identified in the Inventory taken by the Inventory Service on the Inventory Date the ("MISCELLANEOUS INVENTORIES").

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
The purchase price for the Miscellaneous Inventories shall be equal to the replacement cost of the Miscellaneous Inventories as determined by the Inventory Service and set forth on the Inventory (the sum of all prices of the Miscellaneous Inventories pursuant to the terms of this Section 5.1 shall be referred to herein as the "MISCELLANEOUS INVENTORIES PURCHASE PRICE").

      5.2 MISCELLANEOUS ITEMS NOT INCLUDED IN THE INVENTORY. The Buyer shall have no obligation to purchase any miscellaneous items that are not included in the Miscellaneous Inventories. The Seller agrees that any miscellaneous items that are not included in the Miscellaneous Inventories and are not removed from the Real Property within thirty (30) days after the Closing Date shall become the property of the Buyer without the payment of any consideration in addition to the consideration otherwise provided herein. The Buyer agrees to provide access to the Seller for the purpose of removing such property during such thirty (30) day period.

      5.3 WORK IN PROGRESS. At the Closing, the Buyer shall buy at the Seller's actual cost for parts and labor such shop labor and sublet repairs as the Seller shall have caused to be performed on any repair orders which are in process at the close of business on the Closing Date for which there are adequate credit arrangements (the "WORK IN PROGRESS") (the aggregate sum of all costs of the Seller for the Work in Progress pursuant to the terms of this Section 5.3 shall be referred to herein as the "WORK IN PROGRESS PURCHASE PRICE"). The Buyer shall complete such repair work and shall be entitled to the entire proceeds to be collected for such services.

      5.4   FIXTURES AND EQUIPMENT.
            -----------------------

      (a) Subject to the provisions contained in subsection (b) immediately below, at the Closing, the Buyer shall purchase all fixtures, machinery, equipment (including special tools and shop equipment, but excluding leasehold improvements), furniture and all signs and office equipment owned by the Seller and used or held by the Seller use in connection with the Businesses, including the items listed on Schedule 5.4 hereto, which the Seller shall deliver to the Buyer not later than five (5) days prior to the Closing (collectively referred to herein as the "FIXTURES AND EQUIPMENT"). The purchase price for the Fixtures and Equipment shall be the Seller's depreciated book value thereof as of the Closing Date as reflected in said Schedule 5.4 attached hereto (the "FIXTURES AND EQUIPMENT PURCHASE PRICE"); provided, however, the Fixtures and Equipment Purchase Price shall not include the value of any items of Fixtures and Equipment which are leased pursuant to contracts or leases included in the Assumed Liabilities.

      (b) Following receipt of Schedule 5.4, the Buyer shall review the items listed thereon and give notice to the Seller of any dispute regarding the depreciated book value of any particular item in relation to its current condition, as evaluated by the Buyer. The Buyer will describe in reasonable detail the damage or required repairs noted, as well as a proposed corresponding decrease in value for such item. The Seller shall then have the option of either: (i) repairing the item to the reasonable satisfaction of the Buyer; (ii) agreeing to the Buyer's proposed reduction in depreciated book value for the item; or (iii) withdrawing the item from the sale of the Assets contemplated hereby. The parties acknowledge and agree that, except where the Seller has repaired the item to the reasonable

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satisfaction of the Buyer as contemplated by clause (i) immediately above, the
Fixtures and Equipment Purchase Price will be adjusted accordingly.

      5.5 MISCELLANEOUS ASSETS. At the Closing, and without payment of any additional consideration, the Buyer shall purchase all of the Seller's (i) unused shop repair orders, parts sales tickets, accounting forms, binders, office and shop supplies (not in unbroken lots) and such shop reference manuals, parts reference catalogs, non-accounting file copies for all sales of the Seller for the three (3) years preceding the Closing Date, (ii) copies of new and used car sales records and specifically wholesale parts sales records, new and used parts sales records, and service sales records for the three (3) years preceding the Closing Date, (iii) product sales training material and reference books on hand as of the Closing Date, (iv) customer and registration lists pertaining to the sale of motor vehicles, service files, repair orders, owner follow-up lists and similar records relating to the operation of the Businesses, (v) telephone numbers and listings used by the Seller in connection with the Businesses, (vi) names and addresses of the Seller's service customers and prospective purchasers, (vii) all lawfully transferrable licenses and permits of the Businesses, (viii) all rights and claims under or arising out of the contracts and leases included in the Liabilities, and (ix) the Seller's rights to the tradenames used by the Seller, which are listed on Schedule 5.5 hereto (the "TRADENAMES"), and any similar variations thereof (all the foregoing items collectively referred to herein as the "MISCELLANEOUS ASSETS"). To the extent requested by the Seller or the Stockholders in writing at any time after the fourth (4th) anniversary of the Closing Date, the Buyer shall, not later than one (1) year after receipt of such request, cease using the respective Tradenames and reconvey to the Seller or the Stockholders, without representation or warranty, all rights of the Buyer to the respective Tradenames.

      5.6 CERTAIN RECORDS OF THE SELLER; ACCESS BY THE SELLER. The Seller may retain all corporate records, financial records and correspondence which are not necessary for the continued operation of the Businesses by the Buyer. For a period of three (3) years following the Closing Date, the Buyer will allow the Seller, and its authorized agents and representatives access, upon reasonable notice during normal business hours, to the books and records regarding post-Closing adjustments arising during the three day period prior to Closing.

      5.7 WARRANTY OBLIGATIONS OF THE SELLER. To the extent that the Seller may have issued warranties on the vehicles sold by the Seller on or prior to the Closing Date and to the extent such warranties are not included in the Work in Progress, the Buyer shall have no responsibility to perform any services required under such warranties, unless authorized in writing by the Seller accompanied by arrangements in writing satisfactory to the Buyer to assure the Buyer of payment for all work performed by the Buyer, and, if so authorized by the Seller, the Seller shall reimburse the Buyer for all of the Buyer's costs for parts and labor in connection therewith at established internal rates for parts and labor. At the Closing Date, the Seller shall supply the Buyer with a list to which such warranties and guaranties, if any, are applicable, which list shall include the names of the purchasers, the make and year model of the vehicles purchased and the date of purchase. The Seller shall also supply to the Buyer at or prior to the Closing Date an address for and a designation of the person who will be responsible for authorizing the Buyer to perform any services under such warranties, if any, issued by the Seller on vehicles sold by it on or prior to the Closing Date. The

Seller shall reimburse the Buyer promptly upon demand for all sums due or payable by the Seller to the Buyer hereunder.

      5.8 ACCOUNTS RECEIVABLE. The Seller shall retain all accounts receivable arising out of the operation of the Businesses prior to the Closing Date and the Buyer shall retain all accounts receivable arising out of sales and/or services of the Businesses after the Closing Date. After the Closing Date, the Buyer shall cooperate with the Seller and shall use reasonable and ordinary efforts, including providing the Seller access to the Buyer's books, records and employees (at the Seller's expense) to assist the Seller in its efforts to collect its accounts receivable for a period of six (6) months after the Closing. The Buyer shall accept payment of the Seller's accounts receivable at no charge to the Seller for a period of six (6) months after the Closing, and shall forward to the Seller, promptly upon receipt, all the money so received on said accounts. Notwithstanding anything to the contrary stated herein, the Buyer shall have no responsibility to collect any of the Seller's accounts receivable.


                                  ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller, Holdings and the Stockholders as follows:

      6.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has full corporate power and authority to own or use the properties it purports to own and use and to carry on its business as now being conducted. The Board of Directors of the Buyer has, or prior to the Closing will have, duly approved this Agreement, all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, and the transactions contemplated hereby and thereby. The Buyer has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Buyer in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Buyer enforceable against the Buyer in accordance with their respective terms.

      6.2 NON-VIOLATION; CONSENTS. Except as set forth on Schedule 6.2 attached hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of the Buyer's Restated Certificate of Incorporation or Bylaws, each as amended, or any resolution of the Board of Directors or the stockholders of the Buyer;
(b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Buyer; (c) violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer is bound or affected; or (d) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

      6.3 LITIGATION. There are no actions, suits or proceedings pending, or, to the knowledge of the Buyer, threatened against or affecting the Buyer which might adversely affect the power or authority of the Buyer to carry out the transactions to be performed by it hereunder.

      6.4 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made by the Buyer in this Agreement, and no statement contained in any agreement, instrument, certificate or schedule furnished or to be furnished by the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                 ARTICLE VII

 REPRESENTATIONS AND WARRANTIES OF THE SELLER, HOLDINGS AND THE STOCKHOLDERS

      The Seller, Holdings and the Stockholders, jointly and severally, represent and warrant to the Buyer, as follows:

      7.1 ORGANIZATION; POWER AND AUTHORITY; AUTHORIZATION. Each of the Seller and Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business makes such qualification necessary and has full corporate power and authority to own or use the properties it purports to own and use and to carry on its business as now being conducted. Holdings owns all of the issued and outstanding capital stock of the Seller and the Stockholders own all of the issued and outstanding capital stock of Holdings. Schedule 7.1 sets forth each person or entity which has an ownership interest in the Holdings and the extent and nature of such ownership interest held by such owner. There are no outstanding options or warrants with respect to the capital stock of the Seller or Holdings, nor are there any outstanding securities which are convertible or exchangeable into capital stock of the Seller or Holdings. There are no voting trusts, shareholder agreements or other agreements, instrument or rights of any kind or nature whatsoever outstanding with respect to shares of capital stock of the Seller or Holdings. Each of the Seller and Holdings has full corporate power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by it in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The Stockholders have full capacity, power and authority to execute and deliver this Agreement and all other agreements, certificates and documents executed or to be executed by the Stockholders in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform their obligations hereunder and thereunder. This

Agreement, and all other agreements, certificates and documents executed or to be executed by the Seller and Holdings in connection herewith, have been duly authorized by all necessary corporate action and constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Seller and Holdings enforceable against the Seller and Holdings in accordance with their respective terms. This Agreement, and all other agreements, certificates and documents executed or to be executed by the Stockholders in connection herewith, constitute or, when executed and delivered, will constitute legal, valid and binding agreements of the Stockholders enforceable against the Stockholders in accordance with their respective terms. The Seller has never operated any of the Businesses under any tradenames other than the tradenames listed or referred to in Section 5.5.

      7.2 NO VIOLATION; CONSENTS. Except as set forth in Schedule 7.2 attached hereto, the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof do not and will not: (a) conflict with or violate any of the provisions of the respective Articles of Incorporation or Bylaws, each as amended, of the Seller and Holdings or any resolution of the Board of Directors of the Seller and Holdings; (b) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Seller or Holdings, any of the Assets, the Businesses or any of the Liabilities; (c) violate or conflict with or result in a breach of, or constitute a default under, or an event giving rise to a right of termination of, any Contract (as defined in Section 7.10), any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Seller, Holdings or any of the Stockholders is a party or by which the Seller, Holdings or any of the Stockholders or any of the Assets are bound or affected; (d) result in the creation or imposition of any Encumbrance upon any of the Assets; or (e) require the consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party.

      7.3 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Seller, Holdings and the Stockholders, threatened against the Seller, Holdings or any of the Stockholders which might adversely affect the power or authority of any of them to carry out the transactions to be performed by any of them hereunder. There are no actions, suits or proceedings pending, or, to the knowledge of the Seller, Holdings and the Stockholders, threatened against or affecting the Seller, other than those adequately covered by insurance and those disclosed on Schedule 7.3 attached hereto, and none of the actions, suits or proceedings described on Schedule 7.3, if determined adversely to the Seller, will have, or could reasonably be expected to have, a material adverse effect upon the Assets or the Liabilities of the Seller or the business, prospects, properties, earnings, results of operations or condition (financial or otherwise) of any Business of the Seller. Except as set forth on Schedule 7.3, all actions, suits or proceedings described on, or required to be described on, Schedule 7.3 are adequately covered by insurance.

      7.4 TITLE TO ASSETS; ENCUMBRANCES. Except as disclosed on Schedule 7.4 attached hereto, the Seller has good title to the Assets, free and clear of all liens (including tax liens), security interests, encumbrances, actions, claims, payments or demands of any kind and character (collectively, "ENCUMBRANCES"), except Encumbrances disclosed on Schedule 7.4 hereto and

Encumbrances for ad valorem personal property taxes not yet due and payable. All of the Assets to be transferred hereunder conform, as to condition and character, to the descriptions of such Assets contained herein and will be transferred at the Closing free and clear of all Encumbrances, except Encumbrances for ad valorem personal property taxes not yet due and payable. To the knowledge of the Seller, Holdings and the Stockholders, the ownership and use of the Assets, and the operation of the Businesses, do not infringe upon the intellectual property rights of any other person or entity.

      7.5 PERMITS AND APPROVALS. Except as disclosed on Schedule 7.5 attached hereto, there are no permits or approvals used or obtained for use by the Seller which are required under applicable law in connection with the ownership or operation of the Businesses.

      7.6   FINANCIAL STATEMENTS.
            ---------------------

            (a) The Seller has delivered to the Buyer the most recent annual and monthly year-to-date financial statements of the Seller described in Schedule
7.6 attached hereto (the "FINANCIAL STATEMENTS"). Except as set forth on
Schedule 7.6, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied. Each balance sheet included in the Financial Statements fairly presents the financial condition of the Seller as of the date thereof, and each related statement of income included in the Financial Statements fairly presents the results of the operations of the Seller and the changes in its financial position for the period indicated, all in accordance with generally accepted accounting principles consistently applied. To the knowledge of the Seller, Holdings and the Stockholders, the Financial Statements contain adequate reserves for all reasonably anticipated claims relating to matters with respect to which the Seller is self-insured. The Financial Statements are in accord with the books and records of the Seller, which books and records are true, correct and complete.

            (b) The Seller has no outstanding material claims, liabilities, obligations or indebtedness of any nature, fixed or contingent, except as set forth in its Financial Statements or as specified in the Schedules to this Agreement, and except for liabilities incurred in the ordinary course of business since the date of the Financial Statements and of the kind and type reflected in the Financial Statements.

      7.7 BROKERS AND FINDERS. None of the Seller, Holdings or any of the Stockholders has engaged any broker or any other person or entity who would be entitled to any brokerage commission or finder's fee in respect of the execution of this Agreement and/or the consummation of the transactions contemplated hereby, other than such fee or commission the entire cost of which will be borne by the Seller.

      7.8   COMPLIANCE WITH LAWS.
            ---------------------

            (a) Except as set forth on Schedule 7.8 (a) attached hereto, to the knowledge of the Seller and the Stockholders, the Assets and the Real Property comply in all material respects with, and each of the Businesses has been conducted in all material respects in compliance with, all laws, rules and regulations (including all worker safety but excluding all Environmental Laws (as hereinafter defined)), applicable zoning and other laws, ordinances, regulations and building codes, and none of the Seller, Holdings or any of the Stockholders has received any notice of any violation thereof which has not been remedied.

            (b) Except as set forth on Schedule 7.8(b) attached hereto, (i) the Seller has not at any time generated, used, treated or stored Hazardous Materials (as hereinafter defined) on, or transported Hazardous Materials to or from, the Real Property or any property adjoining or adjacent to the Real Property and, to the knowledge of the Seller, Holdings and the Stockholders, no party has taken such actions on or with respect to the Real Property, provided, however, certain petroleum products are stored and handled by the Seller in the ordinary course of business in compliance in all material respects with all Environmental Laws, (ii) the Seller has not at any time released or disposed of Hazardous Materials on the Real Property or any property adjoining or adjacent to the Real Property, and, to the knowledge of the Seller, Holdings and the Stockholders, no party has taken any such actions on the Real Property, (iii) to the knowledge of the Seller and the Stockholders, the Seller has at all times been in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to the Real Property, the Assets and the operation of the Businesses, except where failure to comply has not had, and could not reasonably be expected to have, a material adverse effect on the Assets or Liabilities or the prospects, properties, earnings, results of operations or condition (financial or otherwise) of any the Businesses, (iv) there are no past, pending or, to the knowledge of the Seller, Holdings and the Stockholders, threatened environmental claims against the Seller, the Real Property, any of the Assets or the Businesses, (v) to the knowledge of the Seller, Holdings and the Stockholders, there are no facts or circumstances, conditions or occurrences regarding the Seller, the Real Property, any of the Assets or the Businesses that could reasonably be anticipated to form the basis of an environmental claim against the Seller, any of the Assets or the Businesses or to cause the Real Property, any of the Assets or any of the Businesses to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, (vi) there are not now and, to the knowledge of the Seller, Holdings and the Stockholders, never have been any underground storage tanks located on the Real Property,
(vii) the Seller has never transported or arranged for the transportation of any Hazardous Materials to any site other than the Real Property, and (viii) except as set forth on Schedule 7.8(b), none of the Seller, Holdings or any Stockholder has operated any of the Businesses at any location other than the Real Property. As used herein, the term "ENVIRONMENTAL LAWS" shall mean all present and future federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements or permits, issued, promulgated, approved or entered thereunder by any governmental authority relating to pollution or Hazardous Materials or protection of human health or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended. As used herein, the term "HAZARDOUS MATERIALS" means any waste, pollutant, chemical, hazardous substance, toxic substance, hazardous waste, special waste, solid waste petroleum or petroleum-derived substance or waste, or any constituent or decomposition product of any such pollutant, material, substance or waste, regulated under or as defined by any Environmental Law.

            (c) None of the Seller, Holdings or any of the Stockholders, or any director, officer, agent or employee of the Seller or, to the knowledge of the Seller, Holdings and the Stockholders, any other person or entity associated with or acting for or on behalf of the Seller, has, directly or indirectly, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, regardless of form, whether in money, property or services: (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained from the Seller.

      7.9 FIXTURES AND EQUIPMENT; REAL PROPERTY. The Fixtures and Equipment constitute in the aggregate all of the fixtures, machinery, equipment, furniture, signs and office equipment used or intended for use by the Seller in the Businesses. The Seller makes no representation or warranty regarding the condition of the Fixtures and Equipment, it being understood that the Buyer is purchasing the Fixtures and Equipment in an AS-IS condition. All Demonstrators have been operated in the ordinary course of business, are operated with dealer tags and have not had certificates of title issued with respect to them.

      7.10 CONTRACTS. The Seller has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any contract or lease to be assigned to the Buyer hereunder (collectively, the "CONTRACTS"), and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Seller, Holdings and the Stockholders, no other party to any Contract is in default in any respect of any of its obligations thereunder. Each of the Contracts is valid and in full force and effect and enforceable against the Seller in accordance with its terms, and, to the knowledge of the Seller, Holdings and the Stockholders, enforceable against the other parties thereto in accordance with its terms. Except as set forth in Schedule 7.2 hereto, each Contract is assignable to the Buyer without the consent of the other party(ies) thereto.

      7.11 ADEQUACY OF ASSETS. Except for the Seller's cash and accounts receivable and rights under its dealership agreements with the Manufacturers, the Assets of the Seller, together with the Contracts (including all equipment leased pursuant to the equipment leases included in the Contracts) of the Seller, comprise all of the assets, properties, contracts, leases and rights necessary for the Buyer to operate the Businesses substantially in the manner operated by the Seller prior to the Closing. The failure by the Seller to satisfy and discharge in full any of the Retained Liabilities will not have, and could not reasonably be expected to have, a material adverse effect upon any of the Assets or Liabilities or the prospects, properties, earnings, results of operations or condition (financial or otherwise) of the Businesses.

      7.12 TAXES. The Seller has filed all federal, state and local governmental tax returns required to be filed by it in accordance with the provisions of law pertaining thereto and has paid all taxes and assessments (including, without limitation of the foregoing, income, excise, unemployment, social security, occupation, franchise, property and import taxes, duties or charges and all penalties and interest in respect thereof) required by such tax returns or otherwise to have been paid to date.

      7.13  EMPLOYEES.
            ----------

            (a) Schedule 7.13(a) attached hereto discloses, as of the date hereof, all of the Seller's employees, as well as each employee's compensation (including, separately, base pay and any incentive or commission pay), title, length of employment, employment contract, if any, and accrued vacation time. The Seller is not currently, nor has it ever been, a party to any collective bargaining agreement or other labor contract, and there has not been, nor is there pending or, to the knowledge of the Seller, Holdings and the Stockholders, threatened, any union organizational drive or application for certification of a collective bargaining agent with respect to the Seller's employees.

            (b) Except as disclosed on Schedule 7.13(b), the Seller has no "employee benefit plan" ("EMPLOYEE BENEFIT PLAN") (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including without limitation, any bonus, deferred compensation, pension, profit-sharing, stock option, employee stock purchase, secrecy agreement or covenant not to compete with any employee. The Seller has been and is now in material compliance with the "COBRA" health care continuation coverage requirements of Section 4980B of the Internal Revenue Code of 1986, as amended, and Sections 601-608 of ERISA and any applicable state health care continuation coverage requirements. The Seller has not made any promises or incurred any liability, pursuant to an Employee Benefit Plan or otherwise, to provide medical or other welfare benefits to retired or former employees of such Seller (other than COBRA or state mandated continuation coverage, where applicable). Except as disclosed on Schedule 7.13(b), none of the Seller's employees or former employees has elected COBRA continuation coverage or has incurred a COBRA qualifying event since January 1, 1997.

      7.14 YEAR 2000. The Seller has (i) initiated a review and assessment of all material areas within the Businesses and internal operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Seller may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line as described on Schedule
7.14 for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan and timetable, except as set forth in said Schedule 7.14.

      7.156 NO MISSTATEMENTS OR OMISSIONS. No representation or warranty made by the Seller, Holdings or the Stockholders in this Agreement, and no statement contained in any agreement, instrument, certificate or schedule furnished or to be furnished by the Seller, Holdings or the Stockholders pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                 ARTICLE VIII

                CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

      The obligations of the Buyer to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by the Buyer.

      8.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Seller, Holdings and the Stockholders herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Buyer shall have received a certificate from each of the Stockholders and a certificate from a duly authorized officer of each of the Seller and Holdings, dated the Closing Date, to such effect.

      8.2 COMPLIANCE WITH AGREEMENTS. Each of the agreements or obligations required by this Agreement to be performed or complied with by the Seller, Holdings and the Stockholders at or before the Closing shall have been duly performed or complied with in all material respects, and the Buyer shall have received a certificate from each of the Stockholders and a certificate from a duly authorized officer of each of the Seller and Holdings, dated the Closing Date, to such effect.

      8.3 NO LITIGATION. No action, suit or proceeding shall have been instituted by a governmental agency or any other third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

      8.4 INVENTORY. The Inventory shall have been completed to the reasonable satisfaction of the Buyer.

      8.5 CORPORATE ORGANIZATION; ENCUMBRANCES. Both the Seller and Holdings shall have furnished to the Buyer: (a) a certificate of good standing of such party issued by the Secretary of State of the State of Florida dated no earlier than fifteen (15) business days prior to the Closing Date; (b) a copy of the Articles of Incorporation of such party certified by the Secretary of State of the State of Florida dated no earlier than fifteen (15) business days prior to the Closing Date; (c) a certificate of the Secretary of such party, dated the Closing Date, in form and substance reasonably satisfactory to the Buyer, certifying as to (i) no amendments to the Articles of Incorporation of such party since the date of the certificate delivered in accordance with Section 8.5(b); (ii) the Bylaws of such party attached to such certificate being true and correct; and (iii) the incumbency and signatures of the officers of such party executing this Agreement and any other agreements, instruments or documents to be executed by such party in connection herewith; and (d) recent UCC- 11 search reports for the Seller (including reports for each of the trade names required to be listed under Section 5.5) or other evidence reasonably satisfactory to the Buyer and its counsel that the Assets are free and clear of all Encumbrances.

      8.6 BOARD RESOLUTIONS. Each of the Seller and Holdings shall have furnished to the Buyer a copy of the resolutions duly adopted by the directors and the stockholders of such party authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by an authorized officer of such party as of the Closing Date.

      8.7 NO DAMAGE. There shall have been no material adverse change or development in any of the Assets or the Liabilities of the Seller or in the prospects, properties, earnings, results of operations or condition (financial or otherwise) of the Businesses, and no event shall have occurred or circumstance exist that may, or could reasonably be expected to, result in such a material adverse change.

      8.8 MOTOR VEHICLE LICENSES. The Buyer shall have been licensed as a Motor Vehicle Dealer under applicable Florida motor vehicle dealer registration laws and shall have obtained all other authorizations, consents, licenses and permits from applicable governmental agencies having or asserting jurisdiction, which the Buyer deems necessary or appropriate to conduct business as an automobile dealer at the Real Property or such other location as the Buyer may determine.

      8.9 CONSENTS AND APPROVALS. The Seller shall have obtained and delivered to the Buyer all other authorizations, consents and approvals from third persons and entities as are (a) required to assign those material contracts and leases that the Buyer is to assume at Closing, or (b) otherwise required of the Seller to consummate the transactions contemplated hereby.

      8.10 CERTIFICATES OF ORIGIN; ETC. The Seller shall have transferred to the Buyer certificates of title or origin for all New Vehicles, Demonstrators and, if applicable, Used Vehicles and all of its registration lists, owner follow-up lists and service files on hand as of the Closing Date with respect to the Businesses.

      8.11 TERMINATION OF THE SELLER'S AGREEMENTS WITH MANUFACTURERS. The Seller shall have terminated in writing its dealer agreements and any other applicable sales and service agreements with the respective Manufacturers.

      8.12 BILLS OF SALE; ETC. The Seller shall have executed, as appropriate, and delivered to the Buyer the Bills of Sale, other documents of transfer of title contemplated hereby and any and all other documents necessary or desirable in connection with the transfer of the Assets, which documents shall warrant title to the Buyer consistent with this Agreement and shall in all respects be in such form as may be reasonably required by the Buyer and its counsel.

      8.13 MANUFACTURER APPROVAL. Each of the Manufacturers shall have approved the Buyer or the Buyer's affiliate as an authorized dealer and O. Bruton Smith or O. Bruton Smith's designee as the authorized dealer operator, and each of the Manufacturers shall have executed a dealer agreement, and any other applicable sales and service agreements, on terms reasonably satisfactory to the Buyer.

      8.14 CONSENTS; RELEASES OF ENCUMBRANCES. All consents, approvals, notices, filings and/or registrations set forth on Schedule 7.2 hereto shall have been obtained or made and the Seller shall have delivered to the Buyer evidence thereof reasonably satisfactory to the Buyer. The Seller shall have obtained releases or discharges of, or shall otherwise have made provision satisfactory to the Buyer for the release or discharge of, all Encumbrances set forth on Schedule 7.4 hereto, except for Encumbrances which secure only the Liabilities.

      8.15 REAL PROPERTY PURCHASE AGREEMENTS. The closings under the Real Property Purchase Agreements shall have occurred or shall be occurring contemporaneously with the Closing.

      8.16  [INTENTIONALLY LEFT BLANK]

      8.17 HSR. All applicable waiting periods under the HSR Act (as defined in Section 10.14 below) shall have expired without any indication by the Antitrust Division (as defined in Section 10.14 below) or the FTC (as defined in Section
10.14 below) that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, such challenge or investigation shall have been concluded in a way which lawfully permits the transactions contemplated hereby in all material respects.

      8.18 NON-COMPETITION AGREEMENT. The Seller, Holdings and each Stockholder shall have executed and delivered to the Buyer the Non-Competition Agreement.

      8.19 AUDITED FINANCIAL STATEMENTS OF THE BUYER. The Buyer shall have completed preparation of such audited financial statements of the Seller as may be required by applicable regulations of the SEC or by the Buyer's lenders.

      8.20 OPINION OF COUNSEL. The Buyer shall have received an opinion of Robbins, Kelly, Patterson & Tucker, P.A., counsel to the Seller, Holdings and the Stockholders, in substantially the form of Exhibit C hereto.

                                  ARTICLE IX

     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER, HOLDINGS AND THE
                                 STOCKHOLDERS

      The obligations of the Seller, Holdings and the Stockholders to perform this Agreement at Closing are subject to the following conditions precedent which shall be fully satisfied at or before the Closing, unless waived in writing by the Seller:

      9.1 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Buyer herein contained shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Seller shall have received a certificate from a duly authorized officer of the Buyer, dated the Closing Date, to such effect.

      9.2 COMPLIANCE WITH AGREEMENTS. Each of the agreements or obligations required by this Agreement to be performed or complied with by the Buyer at or before the Closing shall have been duly performed or complied with in all material respects, and the Seller shall have received a certificate from a duly authorized officer of the Buyer, dated the Closing Date, to such effect.

      9.3 NO LITIGATION. No action, suit or proceeding shall have been instituted by a governmental agency or any third party to prohibit or restrain the sale contemplated by this Agreement or otherwise challenge the power and authority of the parties to enter into this Agreement or to carry out their obligations hereunder or the legality or validity of the sale contemplated by this Agreement.

      9.4 INVENTORY. The Inventory shall have been completed to the reasonable satisfaction of the Seller.

      9.5 CORPORATE ORGANIZATION; BOARD RESOLUTIONS. The Buyer shall have furnished to the Seller: (a) a certificate of good standing of the Buyer issued by the Secretary of State of the State of Delaware dated no earlier than fifteen
(15) business days prior to the Closing Date; and (b) a certificate of the Secretary or an Assistant Secretary of the Buyer, dated the Closing Date, in form and substance reasonably satisfactory to the Seller, certifying as to (i) the Restated Certificate of Incorporation of the Buyer attached to such certificate being true and correct; (ii) the Bylaws of the Buyer attached to such certificate being true and correct; (iii) the incumbency and signatures of the officers of the Buyer executing this Agreement and any other agreements, instruments or documents to be executed by the Buyer in connection herewith; and
(iv) the resolutions of the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      9.6 PAYMENT OF PURCHASE PRICE; ASSUMPTION AGREEMENTS. The Buyer shall have tendered to the Seller the Purchase Price and shall have executed and delivered the Assumption Agreements.

      9.7 REAL PROPERTY PURCHASE AGREEMENTS. The closings under the Real Property Purchase Agreements shall have occurred or shall be occurring contemporaneously with the Closing.

      9.8 HSR. All applicable waiting periods under the HSR Act shall have expired without any indication of the Antitrust Division or the FTC that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, such challenge or investigation shall have been concluded in a way which lawfully permits the transactions contemplated hereby in all material respects.

      9.9 OPINION OF COUNSEL. The Seller and the Stockholders shall have received an opinion of Parker, Poe, Adams & Bernstein, L.L.P., counsel to the Buyer, in substantially the form of Exhibit D hereto.

                                  ARTICLE X

                           COVENANTS AND AGREEMENTS

      10.1 BULK SALES. The Seller shall comply with the notification requirements of the Florida Uniform Commercial Code--Bulk Transfer Law, if applicable, with respect to the transactions contemplated hereby.

      10.2 FURTHER ASSURANCES. The Seller, Holdings and the Stockholders agree that they will, at any time and from time to time, after the Closing, upon request of the Buyer, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, in a form reasonably satisfactory to the Buyer's counsel, as may be reasonably required to convey and transfer to and vest in the Buyer, and protect its rights, title and interest in and enjoyment of, all the Assets.

      10.3 SATISFACTION OF CLOSING CONDITIONS. The parties hereto shall use their reasonable best efforts to obtain, and to cooperate with each other in obtaining, all authorizations, approvals, licenses, permits and other consents contemplated by Articles VIII and IX.

      10.4 NO MATERIAL ADVERSE CHANGES. During the period from the date of this Agreement through the Closing Date, the Seller will operate the respective Businesses only in the ordinary course of business and in accordance with past practices. The Seller shall promptly notify the Buyer of any material adverse change or development in any of the Assets or the Liabilities or in the prospects, properties, earnings, results of operations or condition (financial or otherwise) of the Businesses, and of the occurrence of any event or circumstance that will, or could reasonably be expected to, result in such a material adverse change.

      10.5 ACCESS; ENVIRONMENTAL AUDIT. Until Closing, the Seller shall afford to the Buyer, its attorneys, accountants and such other representatives of the Buyer as the Buyer shall designate to the Seller, free and full access at all reasonable times, and upon reasonable prior notice, to the Assets and the properties, books and records of the Seller, and to interview personnel, suppliers and customers of the Seller, in order that the Buyer may have full opportunity to make such further investigation as it shall reasonably desire of the Assets, the Liabilities and the Businesses. The Seller, shall furnish to the Buyer the due diligence materials set forth in Schedule 10.5 hereto as soon as practicable, and shall provide to the Buyer such additional information as the Buyer may reasonably request. The Seller shall allow an environmental consulting firm selected by the Buyer (the "ENVIRONMENTAL AUDITOR") to have prompt access to the Real Property in order to conduct an environmental investigation satisfactory to the Buyer in scope and reasonably acceptable to the Seller (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer) of, and to prepare a report with respect to, the Real Property (the "ENVIRONMENTAL AUDIT"). The Seller shall provide to the Environmental Auditor: (a) reasonable access to all of its existing records concerning the matters which are the subject of the Environmental Audit; and (b) reasonable access to the employees of the Seller and the last known addresses of former employees of the Seller who are most familiar with the matters which are the subject of the Environmental Audit (the Seller agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Environmental Auditor shall coordinate all visits to the Real Property and conversations with employees of the Seller with the Stockholders or their designee and shall use reasonable efforts to minimize any disruption of the Seller's business in performing such investigations. The Seller shall otherwise cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer and the Seller shall each pay 50% of the costs, fees and expenses in connection with any Phase I of the Environmental Audit, and the Buyer shall pay 100% of the costs, fees and expenses in connection with any Phase II of the Environmental Audit. The Buyer shall bear the costs, fees and expenses in connection with any financial audit.

      10.6  INDEMNIFICATION BY THE SELLER, HOLDINGS AND THE STOCKHOLDERS.
            -------------------------------------------------------------

            (a) All representations and warranties of the Seller, Holdings and the Stockholders contained herein, or in any agreement, certificate or document executed by any of the Seller, Holdings or the Stockholders in connection herewith, shall survive the Closing for a period of two (2) years with the exception of (i) the representations and warranties contained in Section 7.12, which shall survive the Closing until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days; and (ii) the representations and warranties contained in Section 7.8(b), which shall survive the Closing for a period of seven (7) years. The foregoing limitations of survival shall not in any way reduce the indemnification obligations of the Seller, Holdings and the Stockholders with respect to the Retained Liabilities. As to each representation and warranty of the parties to this Agreement, the date to which such representation and warranty shall survive is hereinafter referred to as the "SURVIVAL DATE." All information contained in any Schedule furnished hereunder by either of the Seller, Holdings or the Stockholders shall be deemed a representation and warranty by the Seller and the Stockholders made in this Agreement as to the accuracy of such information.

            (b) The Seller, Holdings and the Stockholders, jointly and severally, agree to indemnify and hold harmless the Buyer and its stockholders, officers, directors, employees and agents, and their respective successors and assignees (collectively, the "BUYER INDEMNITEES"), from and against any and all losses, damages, liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, including costs, expenses and fees (including reasonable attorneys' fees and expert witness fees incurred in connection therewith) ("LOSSES"), suffered by any of them or asserted against any of them or any of the Assets, arising out of or based upon (i) the breach or failure of any representation or warranty of the Seller, Holdings or any Stockholder contained herein, or in any agreement, certificate or document executed by the Seller, Holdings or any Stockholder in connection herewith, to be true and correct (regardless of any investigation made by or on behalf of the Buyer and regardless of any knowledge or information the Buyer may have), (ii) the breach of any covenant or agreement of the Seller, Holdings or any Stockholder contained in this Agreement, (iii) the Retained Liabilities or any liability or obligation of the Seller, Holdings or any Stockholder, (iv) any arrangements or agreements made or alleged to have been made by the Seller, Holdings or any Stockholder with any broker, finder or other agent in connection with the transactions contemplated hereby, or (v) any matter, item, circumstance or condition listed, contained or otherwise referred to on Schedule 7.8(a) or Schedule 7.8(b); provided, however (A) the Seller, Holdings and the Stockholders shall have no obligation to pay Losses pursuant to clause (i) of this subsection (b) unless and until (and only to the extent that) all claims with respect to Losses pursuant to said clause (i) exceed a cumulative aggregate total of $50,000, and
(B) the Buyer shall make no claim for indemnification under clause (iii) of this subsection (b), insofar as such a claim relates to a Retained Liability described in subparagraph (h) of Part II of Schedule 2.4 hereto, after the seventh (7th) anniversary of the Closing Date.

            (c) No claim for indemnification with respect to a breach of a representation and warranty shall be made by a Buyer Indemnitee after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee shall have given an indemnifying party written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indemnitee.

      10.7  INDEMNIFICATION BY THE BUYER.
            -----------------------------

            (a) All representations and warranties of the Buyer contained herein, or in any agreement, certificate or document executed by the Buyer in connection herewith, shall survive the Closing for a period of three years. All information contained in any Schedule furnished hereunder by the Buyer shall be deemed a representation and warranty by the Buyer made in this Agreement as to the accuracy of such information.

            (b) The Buyer agrees to indemnify and hold harmless the Seller and Holdings and their respective stockholders, officers, employees, agents, successors and assigns (the "SELLER INDEMNITEES"), from and against any and all Losses incurred in connection with, suffered by any of them, or asserted against any of them, arising out of or based upon (i) the breach or failure of any representation or warranty of the Buyer contained herein, or in any agreement, certificate or document executed by the Buyer in connection herewith, to be true and correct (regardless of any investigation made by or on behalf of the Seller, Holdings or the Stockholders and regardless of any knowledge or information the Seller, Holdings or the Stockholders may have), (ii) the breach of any covenant or agreement of the Buyer contained in this Agreement, (iii) the Buyer's failure to discharge the Liabilities, or (iv) any arrangements or agreements made or alleged to have been made by the Buyer with any broker, finder or other agent in connection with the transactions contemplated hereby.

            (c) No claim for indemnification with respect to a breach of a representation and warranty shall be made by any Seller Indemnitee under this Agreement after the applicable Survival Date unless prior to such Survival Date the Seller Indemnitee shall have given the Buyer written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Seller Indemnitee.

      10.8 CERTAIN TAXES. Personal property, use and intangible taxes and assessments and utility charges with respect to the Assets shall be prorated on a per diem basis and apportioned on a calendar year basis between the Seller, on the one hand, and the Buyer, on the other hand, as of the date of the Closing. The Seller shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, periods on or prior to the Closing Date, and the Buyer shall be liable for that portion of such taxes and assessments relating to, or arising in respect of, any period after the Closing Date. Any taxes attributable to the sale or transfer of the Assets to the Buyer hereunder shall be paid by the Seller.

      10.9 NO PUBLICITY. Except as may be required by law or the rules of the New York Stock Exchange or as necessary in connection with the transactions contemplated hereby, no party hereto shall (a) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior approval of the other parties hereto or (b) otherwise disclose the existence and nature of the transactions contemplated hereby to any person or entity other than such party's accountants, attorneys, agents and representatives, all of whom shall be subject to this nondisclosure obligation as agents of such party. The parties shall cooperate with each other in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

      10.10 NO NEGOTIATIONS OR DISCUSSIONS. None of the Seller, Holdings or any of the Stockholders shall, directly or indirectly, at any time on or prior to the Closing Date, pursue, initiate, encourage or engage in any negotiations or discussions with, or provide any information to, any person or entity (other than the Buyer and its representatives and affiliates) regarding the sale or possible sale to any such person or entity of any of the Assets or capital stock of the Seller or any merger or consolidation or similar transaction involving the Seller.

      10.11 REGARDING THE MANUFACTURERS. Immediately upon the execution of this Agreement, the Seller will notify the respective Manufacturers regarding the transactions contemplated by this Agreement, utilizing a form of notification acceptable to the Buyer. The Buyer shall promptly apply to the respective Manufacturers for, or cause an affiliate of the Buyer to apply to the respective Manufacturers for, the issuance of a franchise to operate an automobile dealership upon the Real Property or at such other location the Buyer shall determine in its sole discretion. Effective as of the Closing, the Seller shall terminate its Dealer Sales and Service Agreements with the respective Manufacturers. The Seller shall fully cooperate with the Buyer, and take all reasonable steps to assist the Buyer, in the Buyer's efforts to obtain its own similar Dealer Sales and Service Agreements with the Manufacturers. The parties acknowledge that the Buyer's Dealer Agreements are subject to the approval of the respective Manufacturers and that the Buyer would be unable to obtain its own, similar Dealer Sales and Service Agreements absent the Seller's termination of their agreements.

      10.12 THE SELLER'S EMPLOYEES. The Buyer shall have the right, but not the obligation, to employ any or all of the Seller's employees.

      10.13 TERMINATION.
      ------------------

            (a) Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing:

                  (i) by the written mutual consent of the parties hereto prior to the Closing Date Deadline;

                  (ii) by the Buyer prior to the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3 hereof) in the event of any breach by the Seller, Holdings or any of the Stockholders of any of their respective material representations, warranties, covenants or agreements contained herein;

                  (iii) by the Seller prior to the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3 hereof) in the event of any breach by the Buyer of any of the Buyer's material representations, warranties, covenants or agreements contained herein;

                  (iv) at any time after the Closing Date Deadline, by written notice by the Buyer or the Seller (subject to the other party's option to elect to extend the Closing Date Deadline in accordance with Section 1.3) to the other parties hereto if the Closing shall not have occurred on or before the Closing Date Deadline (as the same may have been extended in accordance with Section 1.3);

                  (v) by the Seller at any time prior to the expiration of 45 days after the date of this Agreement or by the Buyer at any time between the date of this Agreement and the date that is 45 days after both (i) the mutual agreement of the Seller and the Buyer on the form and substance of the Schedules delivered by the Seller pursuant to Article VII hereof and by the Buyer pursuant to Article VIII hereof and (ii) the delivery by the Seller to the Buyer of the due diligence materials listed on Schedule 10.5 attached hereto, if the Seller or the Buyer, as the case may be, in their sole discretion, are not satisfied with their due diligence investigation of the Buyer or the Seller, as the case may be;

                  (vi) by the Buyer, by written notice to the Seller, in the event that any Manufacturer, or any other person claiming by, through or under any Manufacturer, shall exercise any right of first refusal, preemptive right or other similar right, with respect to any of the Assets; or

                  (vii) by the Buyer, by written notice to the Seller if, after any initial HSR Act filing, the FTC makes a "second request" for information, or if the FTC or the Antitrust Division challenges the transactions contemplated hereby;

provided, however, no party may terminate this Agreement pursuant to clauses
(ii), (iii), or (iv) above if such party is in breach of any of its material representations, warranties, covenants or agreements contained herein.

            (b) In the event of termination of this Agreement pursuant to
Section 10.13(a), this Agreement shall be of no further force or effect; provided, however, that any termination pursuant to Section 10.13(a) shall not relieve: (i) the Buyer of any liability under Section 10.13(c) below; (ii) the Seller, Holdings and the Stockholders of any liability under Section 10.13(d) below; (iii) subject to Section 10.13(e) below, any party hereto of any liability for breach of any representation, warranty, covenant or agreement hereunder occurring prior to such termination; or (iv) any party hereto of its or his obligations hereunder to pay the fees and expenses of third parties; provided, further, that all filings, applications and other submissions made pursuant to this Agreement or prior to the execution of this Agreement in contemplation hereof shall, to the extent practicable, be withdrawn from the agency or other entity to which made.

            (c) If this Agreement is terminated by the Seller pursuant to
Section 10.13(a)(iv) hereof and the failure to complete the Closing on or before the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3) shall have been due to the Buyer's breach of its material representations, warranties, covenants or agreements under this Agreement, then the Buyer shall, upon demand of the Seller, promptly pay to the Seller in immediately available funds, as liquidated damages for the loss of the transaction, an aggregate termination fee of $750,000 ("the BUYER TERMINATION FEE").

            (d) If this Agreement is terminated by the Buyer pursuant to Section 10.13(a)(iv) hereof and the failure to complete the Closing on or before the Closing Date Deadline (as the same may have been extended pursuant to Section 1.3) shall have been due to a breach by any of the Seller, Holdings or the Stockholders of their material representations, warranties, covenants or agreements under this Agreement, then the Seller, Holdings and the Stockholders, jointly and severally, shall, upon demand of the Buyer, promptly pay to the Buyer in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $750,000 (the "SELLER TERMINATION FEE").

            (e) In the case of termination of this Agreement pursuant to Section 10.13(a)(iv) hereof, the rights of the terminating party to be paid the Seller Termination Fee or the Buyer Termination Fee, as the case may be, shall be such party's sole and exclusive remedy for damages; in the event of such termination by either party, such party shall have no right to equitable relief for any breach or alleged breach of this Agreement, other than for specific performance for the payment of the Seller Termination Fee or the Buyer Termination Fee, as the case may be. Nothing contained in this Agreement shall prevent any party from electing not to exercise any right it may have to terminate this Agreement and, instead, seeking any equitable relief (including specific performance) to which it would otherwise be entitled in the event of breach of any other party hereto.

            (f) The Seller, Holdings and the Stockholders acknowledge and agree that the Buyer's due diligence investigation of the Seller and the Businesses, including, without limitation, its review of the Schedules attached hereto and the information and documentation received from the Seller, shall not constitute a waiver of, or otherwise modify, the Buyer's right to terminate this Agreement under Section 10.13(a)(v) hereof.

      10.14 HSR. Subject to the determination by the Buyer that compliance by the Seller and the Buyer with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), is not required, the Seller and the Buyer shall each prepare and file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION"), and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation. The Buyer shall pay 100% of any HSR Act filing fee.

      10.15 THE BUYER'S FINANCIAL STATEMENTS. The Seller shall allow, cooperate with and assist the Buyer's accountants, and shall instruct the Seller's accountants to cooperate, in the preparation of audited financial statements of the Seller as necessary for any required filings by the Buyer with the SEC or as required by the Buyer's lenders; provided, however, that the expense of such audit shall be borne by the Buyer.

      10.16 CURING BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon written notice by the Buyer of the discovery by the Buyer prior to the Closing of a breach of any representation and warranty of the Seller contained in this Agreement, the Seller will, if requested in writing by the Buyer, at its expense, undertake to cure such breach prior to the Closing. In the event that such breach cannot, despite reasonable efforts, be fully cured prior to the Closing, the Seller shall continue its efforts to complete such cure after the Closing. If the Buyer shall have requested the Seller to cure any such breach pursuant to this Section 10.16, the Buyer shall not be entitled to claim such breach as a failure of the Buyer's condition to close under Section 8.1 of the Agreement.

      10.17 RIGHT OF FIRST OFFER ON RESALE. If, at any time during the five (5) year period commencing with the Closing Date, the Buyer shall propose to sell any of the dealership businesses acquired from the Seller pursuant to this Agreement, the Buyer shall first give notice in writing to Bernard G. Freeland, as agent for the Seller and the Stockholders (the "SELLER'S AGENT"), of its intention to do so, which notice (the "FIRST OFFER") shall constitute an offer to the Seller and the Stockholders to purchase such dealership business from the Buyer at the price and upon payment terms set forth in such notice. The Seller and the Stockholders, acting through the Seller's Agent, shall have a period of thirty (30) days after the giving of such notice by the Buyer to accept in writing (the "FIRST OFFER ACCEPTANCE") the Buyer's offer set forth in the First Offer. If the Seller and the Stockholders, acting through the Seller's Agent, shall have delivered the First Offer Acceptance to the Buyer prior to the expiration of such thirty (30) day period, the parties shall negotiate in good faith in an effort to finalize, execute and deliver a definitive purchase agreement containing customary terms with respect to such proposed sale. If the parties are unable to execute and deliver such definitive purchase agreement within a period of thirty (30) days after receipt by the Buyer of the First Offer Acceptance (the last day of such thirty (30) day period at 5:00 p.m., Eastern Time, being the "FIRST OFFER AGREEMENT DEADLINE"), the Buyer shall be free to sell the dealership business to any other person during the one year period commencing with the expiration of the First Offer Agreement Deadline at a price that is not less than 90% of the price proposed by the Buyer in the First Offer, and on payment terms which, in the overall, are no less favorable than such payment terms proposed by the Buyer in the First Offer. The parties acknowledge that the provisions of this Section 10.17 are subject to the rights of the Manufacturers, as more fully set forth in that certain letter agreement dated August 26, 1999 among the parties hereto.


                                  ARTICLE XI

                                 MISCELLANEOUS

      11.1 ASSIGNMENT. Except as provided in this Section, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties. The Buyer may assign this Agreement, without the consent of the other parties hereto, to a corporation, partnership, limited liability company or other entity controlled by the Buyer, including a corporation, partnership, limited liability company or other entity to be formed at any time prior to the Closing Date, and to any person or entity who shall acquire all or substantially all of the assets of the Buyer or of such corporation, partnership, limited liability company or other entity controlled by the Buyer (including any such acquisition by merger or consolidation); provided said assignment shall be in writing and the assignee shall assume all obligations of the Buyer hereunder, whereupon the assignee shall be substituted in lieu of the Buyer named herein for all purposes, and provided further, that the Buyer originally named herein shall continue to be liable with respect to its obligations hereunder. The Buyer may assign this Agreement, without the consent of the other parties hereto, as collateral security, and the other parties hereto agree to execute and deliver any acknowledgment of such assignment by the Buyer as may be required by any lender to the Buyer.

      11.2 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Florida.

      11.3 ACCOUNTING MATTERS. All accounting matters required or contemplated by this Agreement shall be in accordance with generally accepted accounting principles.

      11.4 FEES AND EXPENSES. Except as otherwise specifically provided in this Agreement, each of the parties hereto shall be responsible for the payment of such party's fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby.

      11.5 AMENDMENTS; MERGER CLAUSE. This Agreement, including the schedules and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement may not be amended except by a writing executed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      11.6 WAIVER. To the extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by a party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by all the parties hereto. Any waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement. Neither the failure nor any delay by any party hereto in exercising any right or power under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right or power, and no single or partial exercise of any such right or power will preclude any other or further exercise of such right or power or the exercise of any other right or power.

      11.7 NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by facsimile or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or by confirmed facsimile or one (1) business day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

                 If to the Buyer, to:

                 Sonic Automotive, Inc.
                 5401 E. Independence Boulevard
                 Charlotte, North Carolina 28212
                 Fax No.:  (704) 563-5116
                 Attention:  Chief Financial Officer

                 With a copy to:

                 Parker, Poe, Adams & Bernstein L.L.P.
                 2500 Charlotte Plaza
                 Charlotte, North Carolina 28244
                 Telecopy No.:  (704) 334-4706
                 Attention:  Edward W. Wellman, Jr.

                 If to the Seller, Holdings or the Stockholders, to:

                 c/o Freeland Holdings, Inc.
                 13880 S. Tamiami Trail
                 Fort Myers, Florida 33912
                 Attn: President
                 Telecopy No: (941) 433-5895


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
                  With a copy to:

                  Robbins, Kelly, Patterson & Tucker, P.A.
                  The Federated Building
                  Suite 1400
                  7 West Seventh Street
                  Cincinnati, Ohio 45202-2424
                  Telecopy No.: (513) 721-5001
                  Attn: Fredric J. Robbins

      11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

      11.9 KNOWLEDGE. Whenever any representation or warranty of the Seller, Holdings or any of the Stockholders contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Seller, Holdings or any of the Stockholders, (a) such knowledge shall be deemed to include (i) the best actual knowledge, information and belief of the Seller, Holdings and each Stockholder and (ii) any material information which any of the Stockholders would reasonably be expected to be aware of in the prudent discharge of his duties as an officer or director of the Seller and/or Holdings in the ordinary course of business (including consultation with legal counsel) on behalf of the Seller, and (b) the knowledge of any of the Seller, Holdings or any of the Stockholders shall be deemed to be the knowledge of all of the Seller, Holdings and all the Stockholders.

      11.10 ARBITRATION.
            ------------

            (a) Except as otherwise provided herein, any dispute, claim or controversy arising out of or relating to this Agreement or the interpretation or breach hereof shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA RULES") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by the Buyer and one of whom shall be appointed by the Seller within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty (30) days after their appointment; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within thirty (30) days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be either Charlotte, North Carolina or Fort Myers, Florida. The arbitrators shall be instructed to render their decision

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
within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

            (b) Notwithstanding the provisions of Section 11.10(a), any dispute relating to accounting matters shall be resolved as provided in this Section 11.10(b). The parties first shall use reasonable efforts to resolve any such accounting dispute. In the event the dispute has not been resolved within a reasonable amount of time, either the Buyer, on the one hand, or the Seller, on the other hand, may provide written notice to the other party that the matter will be submitted to an accounting firm for resolution. The parties shall mutually agree in writing on a "big five" accounting firm to be retained to resolve the matter, and after joint retention of such firm the determination of such firm shall be final and binding on the parties with respect to such disputed accounting matter. The costs of the accounting firm shall be borne 50% by the Buyer and 50% by the Seller.

            (c) Nothing contained in this Section 11.10 shall prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction.

      11.11 PERMITTED SUCCESSORS; ASSIGNS; NO THIRD PARTY BENEFICIARIES. Subject to Section 11.1, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors, heirs and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Seller, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

      11.12 HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.13 SEVERABILITY; CONSTRUCTION.
            ---------------------------

            (a) In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

            (b) This Agreement shall be construed equitably, in accordance with its terms, without regard to the degree which the Seller or the Buyer, or their respective legal counsel, have participated in the drafting of this Agreement.

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
      11.14 ORIGINAL ASSET PURCHASE AGREEMENT SUPERSEDED. Upon the execution and delivery of this Agreement by the parties hereto, the Original Asset Purchase Agreement shall be superseded by this Agreement.

                           [SIGNATURE PAGE FOLLOWS]















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
      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

BUYER:                      SONIC AUTOMOTIVE, INC.

                              /s/ O. Bruton Smith
                            ------------------------------
                            By:   O. Bruton Smith
                            Its:  Chairman and CEO


F&S:                        FREELAND & SCHUH, INC.


                              /s/ Bernard G. Freeland
                            ------------------------------
                            By:   Bernard G. Freeland
                            Its:  CEO


SELLER:                     SOUTH GATE MOTORS, INC.


                              /s/ Bernard G. Freeland
                            ------------------------------
                            By:   Bernard G. Freeland
                            Its:  CEO


HOLDINGS:                   FREELAND HOLDINGS, INC.


                              /s/ Bernard G. Freeland
                            ------------------------------
                            By:   Bernard G. Freeland
                            Its:  CEO


STOCKHOLDERS:                 /s/ George T. Freeland
                            ------------------------------
                            George T. Freeland


                              /s/ Bernard G. Freeland
                            ------------------------------
                            Bernard G. Freeland


                              /s/ Christopher G. Freeland
                            ------------------------------
                            Christopher G. Freeland

                                      34